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Exhibit 4.2

ACCURAY INCORPORATED
INVESTORS' RIGHTS AGREEMENT
OCTOBER 30, 2006

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6.7 Severability	18
6.8 Titles and Subtitles	18
6.9 Counterparts	18
6.10 Telecopy Execution and Delivery	18
6.11 Jurisdiction; Venue	18
6.12 Further Assurances	18
6.13 Termination Upon Change of Control	18
6.14 Conflict	18
6.15 Attorneys' Fees	18

ii

ACCURAY INCORPORATED
INVESTORS' RIGHTS AGREEMENT

        This Investors' Rights Agreement (this "Agreement") is made as of October 30, 2006, by and among Accuray Incorporated, a California corporation (the "Company"), and the holders of the Company's Series C Preferred Stock as converted ("Prior C Holders"), the holders of the Company's Series A Preferred Stock ("Series A Holders"), the holders of the Company's Series A-1 Preferred Stock ("Series A-1 Holders"), the holders of the Company's Series B Preferred Stock ("Series B Holders") and the holders of the Company's Series C Preferred Stock ("Series C Holders"). The Prior C Holders, the Series A Holders, the Series B Holders and the Series C Holders are listed on Exhibit A and are referred to herein either collectively as the "Investors" or individually as an "Investor". Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

        WHEREAS:    The Company and each of the Investors has previously entered into agreements granting certain registration rights to each of the Investors;

        WHEREAS:    The Company and the Prior C Holders entered into an Prior C Rights Agreement, pursuant to which the Company granted certain registration rights to the Prior C Holders;

        WHEREAS:    The Company and the Series A Holders entered into a Series A Rights Agreement, pursuant to which the Company granted certain registration rights to the Series A Holders;

        WHEREAS:    The Company and the Series A-1 Holders entered into a Series A-1 Rights Agreement, pursuant to which the Company granted certain registration rights to the Series A-1 Holders;

        WHEREAS:    The Company and the Series B Holders entered into a Series B Rights Agreement, pursuant to which the Company granted certain registration rights to the Series B Holders;

        WHEREAS:    The Company and the Series C Holders each entered into a Series C Rights Agreement, pursuant to which the Company granted certain registration rights to the Series C Holders;

        WHEREAS:    The Company and the Investors each desire to adopt this Agreement in order to clarify the rights of the Investors under the Prior Rights Agreements, and each desire to waive any rights they may have under the Prior Agreements, and to terminate the Prior Agreements upon adoption of this Agreement;

        NOW, THEREFORE:    In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Investors hereto agree as follows:

Section 1
Definitions

        1.1    Certain Definitions.    As used in this Agreement, the following terms shall have the meanings set forth below:

        (a)   "Board" shall mean the Company's Board of Directors.

        (b)   "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        (c)   "Common Stock" means the Common Stock of the Company.

        (d)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        (e)   "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

        (f)    "Indemnified Party" shall have the meaning set forth in Section 2.6(c) hereto.

        (g)   "Indemnifying Party" shall have the meaning set forth in Section 2.6(c) hereto.

        (h)   "Initial Public Offering" shall mean the closing of the Company's first firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act.

        (i)    "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities.

        (j)    "Inspection Rights" shall have the meaning set forth in Section 3.2 hereto.

        (k)   "Prior C Rights Agreement" shall mean Section 7 of the Series C Preferred Stock Purchase Agreement between the Company and the Prior C Holders, dated August, 1994, pursuant to which the Company granted certain registration rights to the Prior C Holders.

        (l)    "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options, or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) securities issued upon conversion of the Shares; (ii) securities issued to employees, consultants, officers, and directors of the Company, pursuant to any arrangement or Company employee benefit plan, in each case approved by the Board; (iii) securities issued pursuant to any rights or agreements, including, without limitation, convertible securities, options, bonds, debentures, notes or other evidences of indebtedness and warrants, provided that the Company shall have complied with the right of first offer established by Section 5 below with respect to the initial sale or grant by the Company of such rights or agreements; (iv) securities issued in connection with any stock split, stock dividend or recapitalization by the Company; (v) securities issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company will own not less than a majority of the voting power of the surviving or successor business, provided that such transaction was approved by the Board; (vi) securities issued pursuant to the acquisition of technology or other intellectual property by outright purchase or exclusive license, provided that such transaction was approved by the Board; (vii) securities issued to lenders, financial institutions, equipment lessors or real estate lessors of the Company in connection with a bona fide borrowing or leasing transaction, in each case approved by the Board; (viii) securities issued to vendors or customers of the Company, or to other persons in similar commercial arrangements with the Company other than for primarily equity financing purposes, if such issuance is in each case approved by the Board; (ix) securities issued in connection with corporate partnering transactions other than for primarily equity financing purposes, if such issuance is in each case approved by the Board; and (x) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (ix) above.

        (m)  "Other Selling Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

        (n)   "Other Registrable Securities" shall mean securities of the Company, with respect to which registration rights have been granted.

        (o)   "Pro Rata Portion" means the ratio that (x) the sum of the number of shares of the Company's Common Stock held by an Series C Holder immediately prior to the issuance of New Securities, assuming full exercise and/or conversion of the Shares and all Company securities exercisable and/or convertible into the Company's Common Stock then held by such Series C Holder, bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding, assuming full exercise and/or conversion of all Company securities exercisable and/or convertible into the Company's Common Stock then outstanding.

        (p)   "Prior Rights Agreements" shall mean, collectively, the Prior C Rights Agreement, the Series A Rights Agreement, the Series A-1 Rights Agreement, the Series B Rights Agreement and the Series C Rights Agreement, as such terms are defined herein.

        (q)   "Qualifying IPO" shall mean an Initial Public Offering where the aggregate net proceeds to the Company (before deductions of underwriters' commissions and expenses) equals or exceeds $25,000,000 at a price per share to the public equal to at least $3.00 (as adjusted for stock dividends, combinations, subdivisions or stock splits with respect to such shares).

        (r)   "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement.

        (s)   The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

        (t)    "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

        (u)   "Restricted Securities" shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

        (v)   "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        (w)  "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

        (x)   "Rule 415" shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        (y)   "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        (z)   "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

        (aa) "Series A Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement, dated March, 2001, pursuant to which the Company granted certain registration rights to the Series A Holders;

        (bb) "Series A-1 Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement, dated June 6, 2001, pursuant to which the Company granted certain registration rights to the Series A-1 Holders;

        (cc) "Series B Rights Agreement" shall mean Amended and Restated Registration Rights Agreement, dated June 6, 2001, pursuant to which the Company granted certain registration rights to the Series B Holders.

        (dd) "Series C Rights Agreement" shall mean Series C Registration Rights Agreements, dated variously from February 7, 2002 through June 30, 2002, pursuant to which the Company granted certain registration rights to the Series C Holders.

        (ee) "Series C Registrable Securities" shall mean the shares of Series C Preferred Stock held by the Series C Holders.

        (ff)  "Shares" shall mean the shares of the Company's Series C Preferred Stock, as converted, held by the Prior C Holders, the shares of Series A Preferred Stock held by the Series A Holders, the shares of Series A-1 Preferred Stock held by the Series A-1 Holders, the shares of Series B Preferred Stock held by the Series B Holders, the shares of Series C Preferred Stock held by the Series C Holders, and the shares of Common Stock issuable or issued upon conversion of any of the "Shares".

        (gg) "Withdrawn Registration" shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2
Registration Rights

        2.1    Requested Registration.

          (a)    Request for Registration.    Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

    (i)
    promptly give written notice of the proposed registration to all other Holders; and

    (ii)
    as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered.

          (b)    Limitations on Requested Registration.    The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

    (i)
    Prior to the earlier of (A) the One (1) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;

    (ii)
    If the Initiating Holders propose to sell Registrable Securities equal to less than 30% of the total outstanding Registrable Securities, unless the anticipated aggregate proceeds of such sale (after deduction for underwriter's discounts and expenses related to the issuance) would exceed $5,000,000;

    (iii)
    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

    (iv)
    After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

    (v)
    During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

    (vi)
    If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

          (c)    Deferral.    If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

          (d)    Other Securities.    The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Registrable Securities, and may include securities of the Company being sold for the account of the Company.

          (e)    Underwriting.    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company's and such person's other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

  Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the registration statement or underwriting shall be allocated as follows: (i) first, among all Series C Holders requesting to include Series C Registrable Securities in such registration statement or underwriting, on a pro rata basis according to the number of Series C Registrable Securities then outstanding and held by each Series C Holder requesting registration; (ii) second, after the inclusion of all the Series C Registrable Securities held by the Series C Holders requesting registration, then among all Holders requesting to include Registrable Securities in such registration statement on a on a pro rata basis according to the number of outstanding Registrable Securities held by each Holder requesting registration, assuming such Registrable Securities were converted into Common Stock; (iii) third, after the inclusion of the Registrable Securities held by the Holders requesting registration, then among any Other Selling Stockholders requesting to include Other Registrable Securities in such registration statement on a on a pro rata basis according to the number of outstanding Other Registrable Securities held by each Other Selling Stockholder requesting registration, assuming such Other Registrable Securities were converted into Common Stock; and (iv) fourth, after the inclusion of the Other Registrable Securities held by the Other Selling Stockholders requesting registration, to the Company which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

  If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or Other Registrable Securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

        2.2    Company Registration.

          (a)    Company Registration.    If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

    (i)
    promptly give written notice of the proposed registration to all Holders; and

    (ii)
    use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

  Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, after the inclusion of all the securities being offered by the Company, to any Series C Holders requesting to include Series C Registrable Securities in such registration statement based on the pro rata percentage of Series C Registrable Securities held by such Series C Holders, (iii) third, after the inclusion of all the securities of the Company and the Series C Registrable Securities of the Series C Holders, then to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, on an as converted to Common Stock basis, and (iv) fourth, after the inclusion of all the securities of the Company and the Registrable Securities of the Holders, then to the Other Selling Stockholders requesting to include Other Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Other Selling Stockholders, on an as converted to Common Stock basis; provided however

  If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        2.3    Registration on Form S-3.

          (a)    Request for Form S-3 Registration.    After its Initial Public Offering, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

          (b)    Limitations on Form S-3 Registration.    The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

    (i)
    In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

    (ii)
    If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than 2,000,000; or

    (iii)
    If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

          (c)    Deferral.    The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

          (d)    Underwriting.    If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

        2.4    Expenses of Registration.    All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

        2.5    Registration Procedures.    In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

          (a)   Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto.

          (b)   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

          (c)   Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d)   Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

          (f)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (g)   Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

          (h)   In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

        2.6    Indemnification.

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder's officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b)   To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the gross proceeds from the offering received by such Holder.

          (c)   Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying

  Party, in the defense of any such claim or litigation, shall, without the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d)   If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        2.7    Information by Holder.    Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

        2.8    Restrictions on Transfer.

          (a)   The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b):

    (i)
    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

    (ii)
    Such Holder shall have given prior written notice to the Company of such Holder's intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at the Holder's expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

          (b)   Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) a transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) the Holder's family member or trust for the benefit of an individual Holder (y) a parent, subsidiary or other affiliate of Holder that is a Corporation, or (z) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (iii) transfers in compliance with Rule 144(k), as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder's intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

          (c)   Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

        The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

          (d)   The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

        2.9    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

          (a)   Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b)   File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c)   So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        2.10    Market Stand-Off Agreement.    Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers, directors and holders of not less than one percent (1%) of the Company's securities are similarly obligated; and provided further that should the Company release any amount of securities, then this release shall be effected on a pro rata basis with respect to all Holders so obligated under this Section 2.10. The obligations described in this Section 2.10 shall not apply to a registration relating solely to the Company's employee benefit plans, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

        2.11    Delay of Registration.    No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

        2.12    Transfer or Assignment of Registration Rights.    The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (i) a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or (ii) a transferee or assignee of all of the transferring Holder's Registrable Securities); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

        2.13    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

        2.14    Termination of Registration Rights.    The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company's first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, and (ii) three (3) years after the closing of a Qualifying IPO.

Section 3
Covenants of the Company

        The Company hereby covenants and agrees, as follows:

        3.1    Basic Financial Information and Inspection Rights.    So long as an Investor is a Holder of not less than 100,000 shares of Registrable Securities (as adjusted for any stock splits, consolidations and the like) (each a "Major Investor"), the Company will furnish to such Major Investor the following reports:

          (a)   as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and certified by independent public accountants of national standing selected by the Company;

          (b)   as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarterly period, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except such financial statements need not contain the notes required by generally accepted accounting principles;

          (c)   as soon as practicable, but in any event within thirty (30) days prior to the start of each fiscal year, the Company will furnish each Major Investor with the Company's annual and quarterly budgets (including projected balance sheets and profit and loss and cash flow statements) on a month to month basis for such fiscal year.

        3.2    Inspection.    The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and other records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor (the "Inspection Rights").

        3.3    Aggregation of Stock.    All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under Sections 3.1 and 3.2.

        3.4    Confidentiality.    Anything in this Agreement to the contrary notwithstanding, the Holders shall not have access to or the right to receive any confidential, trade secrets or classified information of the Company as reasonably determined in good faith by the Company's Board of Directors. The Company shall not be required to comply with any information rights of Section 3.1 with respect to any Holder if the Company's Board of Directors reasonably determines in good faith that such Holder is a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by it pursuant to this Agreement is confidential and for its use only in connection with its relationship to the Company, and it will not misuse such confidential information or use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys or other legal or financial advisors, who in each case shall be subject to confidentiality requirements at least as restrictive as those set forth herein), unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority.

        3.5    Termination of Covenants.    The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of a Qualifying IPO.

Section 4
Waiver of Prior Rights Agreements

        4.1    Amendment, Waiver and Termination of Prior Rights Agreements.    Effective and contingent upon execution of this Agreement by the Company and the Investors, the Prior Rights Agreements, or such portions of those agreements as either explicitly or implicitly might be construed to grant any registration rights contrary to those rights set forth herein, are amended and restated in their entirety and shall be of no further force and effect, and the Prior Rights Agreements shall be terminated.

Section 5
Right of First Refusal

        5.1    Right of First Refusal.

          (a)    Right of First Refusal.    Subject to the terms and conditions contained in this Section 5.1, the Company hereby grants to each Series C Holder the right of first refusal to purchase such Series C Holder's Pro Rata Portion of any New Securities which the Company may, from time to time, propose to issue and sell. A Series C Holder shall be entitled to apportion the right of first refusal hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.

          (b)    Notice of Right.    In the event the Company proposes to undertake an issuance of New Securities, it shall give each Series C Holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Series C Holder shall have twenty (20) days from the date of delivery of any such notice to agree to purchase up to such Series C Holder's Pro Rata Portion of such New Securities, for the price and upon the terms specified in the notice, by delivering written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c)    Right of Over-Allotment.    In the event that the Investors fail to fully exercise the right of first refusal within such twenty (20) day period, each Investor fully exercising its right of first refusal may purchase, on a pro rata basis (calculated with respect to other fully exercising Investors only), the non-purchasing Series C Holder's or Series C Holders' Pro Rata Portion(s). The Company will promptly notify those Series C Holders fully exercising their rights of first refusal, in writing, of the availability of additional New Securities, and each of the fully-exercising Series C Holders shall have ten (10) days from the date of receipt of any such notice to agree to purchase up to such Investor's pro rata portion of such additional New Securities.

          (d)    Lapse and Reinstatement of Right.    The Company shall have sixty (60) days following the twenty (20) day period described in Section 2.1(b) and the additional ten (10) day period described in Section 2.1(c) to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities with respect to which the Series C Holders' right of first refusal was not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Series C Holders in the manner provided above.

        5.2    Assignment of Right of First Refusal.    The right of first refusal granted hereunder may be assigned by a Series C Holder only to a transferee or assignee of not less than 100,000 shares of Series C Registrable Securities (as appropriately adjusted for stock splits and the like) then outstanding, provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being assigned. Notwithstanding the foregoing, the right of first refusal granted hereunder is assignable (i) between and among any Series C Holders; (ii) to an Affiliate of a Series C Holder or (iii) to a Series C Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its stockholders in accordance with their interests in the corporation or (D) to the Series C Holder's family member or trust for the benefit of an individual Series C Holder.

        5.3    Termination of Right of First Refusal.    The right of first refusal granted under Section 5.1 of this Agreement shall expire immediately prior to the earlier of: (i) any reorganization, merger, consolidation or similar transaction (or series of related transactions) in which the outstanding capital stock of the Company immediately prior to such transaction or series of related transactions represents less than a majority of the voting power of (1) the surviving entity or, (2) the parent of such surviving entity if the surviving entity is owned by such parent, immediately following such transaction or series of related transactions; (ii) the consummation of an Qualifying IPO.

Section 6
Miscellaneous

        6.1    Amendment.    Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders of two-thirds in interest of the Registrable Securities; provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

        6.2    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

          (a)   if to an Investor, at the Investor's address, facsimile number or electronic mail address as shown in the Company's records, as may be updated in accordance with the provisions hereof;

          (b)   if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company's records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

          (c)   if to the Company, one copy should be sent to 1310 Chesapeake Terrace, Sunnyvale, CA 94089, (415) 716-4600, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to Michael Hall, Latham & Watkins, 135 Commonwealth Dr., Menlo Park, California 94025.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors.

        6.3    Governing Law.    This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

        6.4    Successors and Assigns.    This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        6.5    Entire Agreement.    This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

        6.6    Delays or Omissions.    Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

        6.7    Severability.    If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

        6.8    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

        6.9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

        6.10    Telecopy Execution and Delivery.    A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

        6.11    Jurisdiction; Venue.    With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

        6.12    Further Assurances.    Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

        6.13    Termination Upon Change of Control.    Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all substantially all of the assets of the Company.

        6.14    Conflict.    In the event of any conflict between the terms of this Agreement and the Company's Certificate of Incorporation or its Bylaws, the terms of the Company's Certificate of Incorporation or its Bylaws, as the case may be, will control.

        6.15    Attorneys' Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this

Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

ACCURAY INCORPORATED a California corporation
By:	/s/ EUAN THOMSON
	Name:	Euan Thomson
	Title:	President and CEO

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ PAUL BATE (Signature)
Paul Bate (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ JACQUELINE CASTER/ANDREW CASTER (Signature)
Jacqueline Caster/Andrew Caster (Name of Investor)
Trustee/Trustee (Name and Title of Signatory, if Applicable)
Andrew and Jacqueline Caster Living Trust

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ YANG, JAU-CHANG (Signature)
Yang, Jau-Chang (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ ALLEN CHAO (Signature)
Allen Chao (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ TSENG WEI-JENG (Signature)
China United Investments Inc. (Name of Investor)
Tseng Wei-Jeng, Director (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ JOSIE FITSIMONS (Signature)
Josie Fitsimons (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ KAO-HSIANG WANG & /s/ CHIUNG-JUNG WANG CHIU (Signature)
Kao-Hsiang Wang Chiung-Jung Wang Chiu (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ YVONNE HUSON (Signature)
Yvonne Huson (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ YVONNE M. HUSON (Signature)
Yvonne M. Huson (Name of Investor)
Member R.S. Huson Marital Trust (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ NG SIOK KEOW (Signature)
Ng Siok Keow (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ TENG A-HUA (Signature)
Kingland Overseas Development Inc. (Name of Investor)
Teng A-Hua/Managing Director (Name and Title of Signatory, if Applicable)
For and on behalf of KINGLAND OVERSEAS DEVELOPMENT INC.
/s/ TENG A-HUA Authorized Signature(s)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ KING LING WONG (Signature)
King Ling Wong and Lee Min Wong Trustees Under Declaration of Trust Dated Oct. 5, 1990 (Name of Investor)
King Ling Wong, Trustee (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ HUAN-CHIU KUO (Signature)
Huan-Chiu Kuo (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ YAO-CHANG KUO (Signature)
Yao-Chang Kuo (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ KOICHI MOKUDAI (Signature)
Maruberi Corporation (Name of Investor)
Koichi Mokudai, General Manager, Solution Business Dept. (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ NORWYN R. NEWBY (Signature)
Norwyn R. Newby (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ PHILIP R. CONLEY /s/ FRANCES K. CONLEY (Signature)
Philip R. Conley Frances K. Conley (Name of Investor)
As Community Property (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ KUAN-MING LIN (Signature)
PK Venture Capital Corp. PK II Venture Capital Corp. (Name of Investor)
Kuan-Ming Lin, President (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
PRESIDENT (BVI) INTERNATIONAL INVESTMENT HOLDINGS LTD.
/s/ [ILLEGIBLE] (Signature)
Name:	[ILLEGIBLE]
Title:

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ GEORGE ROBINSON (Signature)
George Robinson (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ THOMAS J. FOGARTY (Signature)
Thomas Fogarty Separate Property Trust Trust DTD 2/6/87 (Name of Investor)
Thomas J. Fogarty, Trustee (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ TSENG WEI-JERNG (Signature)
UC Fund II (Name of Investor)
Tseng Wei-Jerng, Director (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ TSENG WEI-JERNG (Signature)
United Investments Funds (Name of Investor)
Tseng Wei-Jerng, Director (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ TSENG WEI-JERNG (Signature)
UNITED VENTURE CAPITAL CORPORATION (Name of Investor)
Tseng Wei-Jerng, Director (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ S. OSTERMAIER (Signature)
Venture Select GmbH & Co./Alpha Fonds KG (Name of Investor)
S. Ostermaier, Managing Director (Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ KNUD WOLLENBEGER (Signature)
Knud Wollenberger (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ YVONNE M. HUSON (Signature)
Yvonne M. Huson, Trustee Richard S. Huson Martial u/t/a 9/4/98 (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

INVESTOR
/s/ YVONNE M. HUSON (Signature)
Yvonne M. Huson, Trustee Richard S. Huson Marital Trust u/t/a 9/4/98 (Name of Investor)
(Name and Title of Signatory, if Applicable)

[Signature Page to Investors' Rights Agreement]

EXHIBIT A
INVESTORS

Prior C Holders:

  Philip R. Conley and Frances K. Conley, as Community Property
  Richard S. Huson Marital Trust U/T/A dated 9/4/98
  Michael Kendrick
  Norwyn R. Newby
  David Smith
  Charles Schwab & Co., Custodian FBO Yvonne Huson IRA A/C No. 1379-3311

Series A Preferred Holders:

  President (BVI) International Investment Holdings Ltd.

Series A-1 Preferred Holders:

  Kao-Hsiang Wang & Chiung-Jung Wang Chiu
  Allen Y. Chao
  President (BVI) International Investment Holdings Ltd.
  Thomas J. Fogarty, Trustee of the Thomas Fogarty Separate Property Trust Dated February 6, 1987
  President International Investment Holdings Ltd.
  Venture Select GmbH & Co. Alpha-Fonds KG
  Andrew and Jacqueline Caster Living Trust
  Josie M. Fitzsimmons
  George Robinson
  Paul William Bate
  Marubeni Venture Capital Fund I, L.P.

Series B Preferred Holders:

  President International Investment Holdings Ltd.
  Allen Y. Chao
  Thomas J. Fogarty
  Kao-Hsiang Wang & Chiung-Jung Wang Chiu

Series C Preferred Holders:

  China United Investments Inc.
  Kingland Overseas Development Inc.
  Huan-Chiu Kuo
  Yao-Chang Kuo
  Maurbeni Venture Capital Fund I, L.P.
  Siok Keow Ng
  PK Venture Capital Corp.
  Pacific Republic Securities, LLC
  President (BVI) International Investment Holdings Ltd.
  Taishin Venture Capital Investment Co., Ltd.
  UC Fund II
  United Venture Capital Corporation
  Knud Wollenberger
  Jau-Chang Yang

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ACCURAY INCORPORATED INVESTORS' RIGHTS AGREEMENT OCTOBER 30, 2006
TABLE OF CONTENTS
ACCURAY INCORPORATED INVESTORS' RIGHTS AGREEMENT
RECITALS
Section 1 Definitions
Section 2 Registration Rights
Section 3 Covenants of the Company
Section 4 Waiver of Prior Rights Agreements
Section 5 Right of First Refusal
Section 6 Miscellaneous
EXHIBIT A INVESTORS